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                                                                  Exhibit 10a(1)

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                    DEFERRED COMPENSATION PLAN FOR DIRECTORS

                                              Amended Effective December 1, 2005




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                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
                       Amended Effective December 1, 2005

      1 PURPOSE. The Plan is designed to provide a method of deferring payment to non-employee Directors of their fees and annual retainers, as fixed from time to time by the Board of Directors, until termination of their services on the Board.

      2. PLAN PERIODS. The first Plan Period shall commence upon the election of Directors at the 1987 Annual Stockholders' Meeting and terminate upon the election of Directors at the 1988 Annual Stockholders' Meeting. Subsequent Plan Periods shall relate to successive similar periods between Annual Stockholders Meetings. Effective January 1, 2002, Plan Periods shall be calendar year periods.

      3. ADMINISTRATION. The Plan shall be administered by a Committee consisting of the Chief Executive Officer of the Company and two other officers appointed by him. The Committee shall have the power to interpret the Plan and, subject to its provisions, to make all determinations necessary or desirable for the Plan's administration.

      4. PARTICIPATION.

      (a) An individual who serves as a Director and is not otherwise employed by the Company or any of its subsidiaries shall be eligible to participate in the Plan if he or she elects to have payment of his or her annual retainer, his or her fees or his or her annual retainer and fees in respect of a Plan Period deferred as provided herein.

      (b) All elections to defer must be made in the calendar year prior to the year that the services giving rise to the compensation are performed. The election shall be made by written notice to the Plan filed with the Company's Secretary prior to the first day of such Plan Period or, in the case of a Director who first becomes eligible during a Plan Period, not later than 30 days after he or she first becomes eligible. Except as otherwise provided herein, each such election shall be irrevocable.

      (c) Special One-Time Election to Rescind 2005 Deferrals - Not later than December 30, 2005, Participants who had elected to defer compensation during 2005 may, by written notice, the form of which shall be designated and published by the Committee, rescind his/her election to defer 2005 compensation and such amounts shall be currently paid to the Participant.




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      5. DEFERRED COMPENSATION ACCOUNTS.

      (a) An account shall be established for each eligible electing Director (a "Participant") which shall be designated as his or her Deferred Compensation Account. If a Participant elects to have payment deferred of his or her annual retainer, the amount of the annual retainer payable to him or her with respect to a Plan Period shall be credited, in four equal installments on or about the last day of March, June, September and December in the Plan Period to which such retainer relates, to his or her Deferred Compensation Account, subject to the provisions of Section 5(c). If a Participant elects to have payment deferred of his or her fees, the amount of each fee payable to him or her for attendance at a meeting during a Plan Period shall be credited to his or her Deferred Compensation Account on or about the first business day following such meeting. The Company shall not be required to segregate any amounts credited to the Deferred Compensation Accounts, which shall be established merely as an accounting convenience. Amounts credited to the Deferred Compensation Accounts shall at all times remain solely the property of the Company subject to the claims of its general creditors and available for the Company's use for whatever purpose desired.

      (b) A Director, except a Director not actively serving on the Board on April 1, 2000, may direct investment of his or her Account among the Investment Funds (hereinafter defined) (in the manner established by the Committee) in multiples of one percent; provided, however, that the Committee shall not be obligated to effectuate any such investment direction. The amounts credited to a Deferred Compensation Account shall accrue earnings credits as determined by the Investment Fund(s) selected by the Director. In the case of (i) Director not actively serving on the Board on April 1, 2000 and (ii) a Director who fails to provide a designation of Investment Funds, each such Director shall be deemed to have designated 100 percent of his or her Account to be invested in the Investment Fund that determines income accrual with reference to the prime commercial lending rate of JPMorgan Chase Bank (formerly, the Chase Manhattan
            Bank). Except with respect to an investment election related to (a) an election made within 30 days of April 1, 2000 and (b) any Investment Fund which is discontinued during a Plan Year, each of which shall be effective immediately, a Director's investment election may be changed annually and will be effective from January 1 of the Plan Year next following receipt of the Director's investment election form.

            Each Director's Account shall be credited with a rate of return on the last day of March, June, September and December equal to the rate of return experienced by the Investment Fund selected by the Director for the same period. The fair market value of each Investment Fund shall be determined by the Committee and shall represent the fair market value of all securities and other property held by the Investment Fund.

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      (c)   'Investment Fund' - the fund or funds selected by the Committee from time to time and included in Schedule C of the Plan which shall serve as a means of measuring the increase or decrease of each Director's Account. The Committee may, in its discretion, add or discontinue any Investment Fund available under the Plan. The Committee shall provide each affected Director with the opportunity, without limiting or otherwise impairing any other right of such Director regarding changes in investment directions, to redirect the allocation of his or her Account invested in any discontinued Investment Fund among the other Investment Funds available under the Plan, including any replacement investment vehicle.

      (d) If, prior to the end of a Plan Period, a Participant becomes an employee of the Company or one of its subsidiaries or dies or ceases for any reason to be a Director, or if the effective date of participation by a Participant for any Plan Period shall be other than the first day thereof, he or she will be entitled to be credited with that proportion of the annual retainer for the full Plan Period which the number of days of his or her participation in the Plan during such Plan Period bears to the total number of days in such Plan Period.

      6. PAYMENT.

      (a) Following termination of a Participant's service on the Board, the Company shall distribute his or her Deferred Compensation Account.

      (b) By written notice to the Plan filed with the Company's Secretary, a Participant may elect to have distribution of his or her Deferred Compensation Account commence either (1) on the 30th day following the date of termination of the Participant's service on the Board,
            (2) on the 15th day of January next following the date of termination of the Participant's service on the Board or (3) on the 15th day of January of any calendar year following termination of the Participant's service on the Board, but not later than the January following the Participant's 71st birthday, unless the Participant is still a Director at such time, in which case distribution shall commence on the 30th day following the date the Participant ceases to be a Director. Any such election, or any change in such election (by such subsequent written notice to the Secretary of the Company), shall apply only to future deferrals. In the event no election is made as to the commencement of distribution, such distribution shall commence on the 30th day following the date the Participant ceases to be a Director of the Company.

      (c) By written notice to the Plan filed with the Company's Secretary, a Participant may elect to receive the distribution of his or her Deferred Compensation Account in the form of (1) one lump-sum payment, or (2) annual distributions over a period selected by the Participant of up to ten years. In the event a lump-sum payment is made under the Plan, the amount then standing to the Participant's credit in his or her Deferred Compensation Account, including earnings credits provided in Section 5(b) to the date of distribution, shall be paid to the Participant

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            on the date determined under Section 6(b). In the case of a distribution over a period of years, the Company shall pay to the Participant, commencing on the date determined under Section 6(b), annual installments from the amount then standing to his or her credit in his or her Deferred Compensation Account, including earnings credits on the unpaid balance at the rate provided in
            Section 5(b) to the date of distribution. The amount of each installment shall be determined by dividing the then unpaid balance, plus earnings credits, in the Participant's Deferred Compensation Account by the number of installments remaining to be paid. If a Participant does not make an election as to the manner of distribution of his or her Deferred Compensation Account, such distribution shall be made in the form of annual installments paid over a five-year period.

      (d) The payment of all distributions shall be made in money by check, except that the portion of a Participant's Deferred Compensation Account that is allocated to the Investment Fund based upon the performance of this Corporation's common stock may elect to receive distributions with respect to that portion of his/her Deferred Compensation Account in shares of common stock. Any amounts related to fractional shares shall be paid in money by check.

      (e) In the event of a Participant's death, the balance of the Participant's Deferred Compensation Account shall be distributed to the Participant's Beneficiary(ies) in annual installments over a period of not more than five years, in accordance with the Participant's election on Schedule B to the Plan filed with the Secretary of the Company. Any change in the period over which such payments are made shall only apply to future deferrals. Such distribution shall be made in a manner consistent with Section 6(c) of the Plan and shall commence on the 30th day following the Participant's death. Additional annual payments for distributions made over a period of more than one year shall be made on the yearly anniversaries of such date. In the event of a Participant's death after distribution of this Deferred Compensation Account has commenced, any election under this Section 6(d) shall not extend the time of payment of his or her Deferred Compensation Account beyond the time when distribution would have been completed if the Participant had lived. A Participant may change Beneficiary designations by filing a subsequent Schedule B with the Secretary of the Company. If a Participant does not make an election as to the manner of distribution of his or her Deferred Compensation Account in the event of his or her death, any such distribution shall be made as a lump-sum payment to his or her estate on the 30th day following the Participant's death.

      (f) Participants may, (i) by notice filed with the Company prior to December 31st of any year, make changes of distribution elections on a prospective basis; (ii) by notice filed with the Company, make changes of distribution elections with respect to prior deferred compensation as long (A) any such new distribution election is made at least one year prior to the date that the commencement of the distribution would otherwise have occurred and (B) the revised commencement

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            date is at least five years later than the date that the
            commencement of the distribution would otherwise have occurred;
            (iii) Special One-Time Election - by notice filed with the Company prior to December 31, 2005, make a one-time election to change any distribution election previously made with respect to compensation deferred on or before December 31, 2005.

      (g) Notwithstanding any other provision of the Plan, if the Committee shall determine in its sole discretion that the time of payment of a Participant's Deferred Compensation Account should be advanced because of protracted illness or other undue hardship, then the Committee may advance the time or times of payment (whether before or after the Retirement Date) only if the Committee determines that an emergency beyond the control of the Participant exists and which would cause such Participant severe financial hardship if the payment of such benefits were not approved. Any such distribution for hardship shall be limited to the amount needed to meet such emergency (plus the amount of any tax liability resulting from the distribution). A Participant who receives a hardship distribution may not reenter the Plan for twelve months after the date of such distribution. Any distribution for hardship under this Section 6(f) shall commence on the 15th day following the date the Committee determines to make such hardship distribution.

      (h) Distribution in Case of Certain Tax Events - If, with respect to any Participant, the Plan fails to meet the requirements of the Internal Revenue Code with respect to the deferral of tax liability, the Company may accelerate distribution from a Participant's Account amounts sufficient to meet such Participant's resulting Federal, State, Local and/or Foreign tax liability (including any interest and penalties).

      7. ASSIGNMENT. No benefit under the Plan shall in any manner or to any extent be assigned, alienated, or transferred by any Participant or Beneficiary or subject to attachment, garnishment or other legal process.

      8. TERMINATION AND AMENDMENT.

      (a) The Board may terminate the Plan at any time so that no further amounts shall be credited to Deferred Compensation Accounts or may, from time to time, amend the Plan, without the consent of Participants or Beneficiaries; provided, however, that no such amendment or termination shall impair any rights, including rights to income credits pursuant to Section 5(b) hereof, which have accrued under the Plan without the consent of the Participant or Beneficiary, or the legal representative of such person, so affected.

      (b) Notwithstanding any other provision of this Plan, upon the occurrence of a Change in Control (as defined below), the income credit calculated pursuant to

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            Section 5(b) hereof may not be reduced below the prime commercial lending rate described therein.

            For purposes of this Plan, "Change in Control" shall mean the occurrence of any of the following events:

            (i) any "person" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended from time to time (the "Act")) is or becomes the beneficial owner within the meaning of Rule l3d-3 under the Act (a "Beneficial Owner"), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such person any securities acquired directly from the Corporation or its affiliates) representing 25% or more of the combined voting power of the Corporation's then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (iii) below; or

            (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 15, 1998, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board of Directors or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 15, 1998 or whose appointment, election or nomination for election was previously so approved or recommended; or

            (iii) there is consummated a merger or consolidation of the
                  Corporation or any direct or indirect wholly owned subsidiary of the Corporation with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, at least 75% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
                  (2) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing

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                  25% or more of the combined voting power of the Corporation's then outstanding securities; or

            (iv) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

            Notwithstanding the foregoing subparagraphs (i), (ii), (iii) and
            (iv), a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

      9. WHAT CONSTITUTES NOTICE.

      Any notice to an Participant, Beneficiary or legal representative hereunder shall be given either by delivering it or by depositing it in the United States mail, postage prepaid, addressed to his/her last known address. Any notice to the Company or the Committee hereunder (including the filing of election and designation forms) shall be given either by delivering it, or depositing it in the United States mail, postage prepaid, to the Secretary of the Employee Benefits Policy Committee, Public Service Enterprise Group Incorporated, 80 Park Plaza, P. O. Box 1171, Newark, New Jersey 07102.

      10. ADVANCE DISCLAIMER OF ANY WAIVER ON THE PART OF THE COMPANY. Failure by the Company to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of any such right or power at any other time or times.

      11. EFFECT ON INVALIDITY OF ANY PART OF THE PLAN. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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      12. PLAN BINDING ON ANY SUCCESSOR OWNER. Except as otherwise provided herein, this Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.

      13. LAWS GOVERNING THIS PLAN. Except to the extent federal law applies, this Plan shall be governed by the laws of the State of New Jersey. This Plan is specifically intended to comply with the provisions of the The American Jobs Creation Act of 2004 (the "AJCA") and Section 409A of the Code and it shall automatically incorporate all applicable restrictions of the AJCA, the Code and its related regulations, and the Company will amend the Plan to the extent necessary to comply with those requirements. The timing under which a Participant will have a right to receive any payment under this Plan will be deemed to be automatically modified, and a Participant's rights under the Plan limited to conform to any requirements under, the AJCA, the Code and its related regulations.

      14. MISCELLANEOUS. The masculine pronoun shall mean the feminine wherever appropriate.

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                                                                      SCHEDULE A

                   DEFERRED COMPENSATION PLAN FOR DIRECTORS OF
            PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (THE "PLAN")

              ELECTIONS IN CONNECTION WITH DEFERRAL OF COMPENSATION

Section 1. Election as to Compensation to be Deferred

      Note: THIS SECTION IS TO BE USED TO MAKE OR TO CHANGE AN ELECTION UNDER
            SECTION 4 OF THE PLAN. ANY CHANGE IN ELECTION WILL ONLY APPLY TO SUBSEQUENT PLAN PERIODS.

      I hereby elect to defer, in accordance with the provisions of the Plan:

      __________    (a)   My retainer.

      __________    (b)   My fees.

      __________    (c)   My retainer and my fees.

Section 2. Election as to Commencement of Distribution From Account

      Note: THIS SECTION IS TO BE USED (A) WHEN FIRST BECOMING A DIRECTOR
            COVERED BY THE PLAN AND (B) PRIOR TO EACH ANNUAL MEETING IF THERE IS TO BE ANY CHANGE IN THE ORIGINAL ELECTION. ANY SUCH CHANGE WILL ONLY APPLY TO FUTURE DEFERRALS.

      I hereby elect, in accordance with the provisions of the Plan, to have distribution from my Account commence:

      __________    (a) Within thirty (30) days after I cease to be a director of the Company.

      __________    (b) In the month of January after I cease to be a director of the Company.

      __________    (c) In the month of January, _________, (which is not later than the January following my 71st birthday), unless I am a director of the Company at such time, in which case within 30 days after I cease to be a director of the Company.

                                                Participant's Initials__________
                                                                  Date__________




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                                                                    SCHEDULE A-2

Section 3. Election as to the Timing of the Distribution

      Note: THIS SECTION IS TO BE USED (A) WHEN FIRST BECOMING A DIRECTOR
            COVERED BY THE PLAN AND (B) PRIOR TO EACH ANNUAL MEETING IF THERE IS TO BE ANY CHANGE IN THE ORIGINAL ELECTION. ANY SUCH CHANGE WILL ONLY APPLY TO FUTURE DEFERRALS.

      I hereby elect, in accordance with the provisions of the Plan, to have the distribution of my Account paid:

      __________    (a) In one lump sum.

      __________    (b) In annual installments over a period of __________ years
                    (up to 5).

Date:__________

____________________________________        ____________________________________
Witness                                            Participant's Signature




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                                                                      SCHEDULE B

                   DEFERRED COMPENSATION PLAN FOR DIRECTORS OF
            PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (THE "PLAN")

Section 1. Election as to Method of Distribution in Case of Death

      In case of my death, I hereby elect, in accordance with the provisions of the Plan, to have the distribution of my Deferred Compensation Account paid over a period of _________ year(s) to my Beneficiary(ies) designated in Section 2 hereof.

Section 2. Designation of Beneficiary(ies)

      In the event of my death, I hereby designate the following individuals, fiduciaries or other entities, in their own right or in their representative capacity, in the proportions and in the priority of interest designated, to be the beneficiaries of any benefits owing to me, under the Plan.

      PRIMARY BENEFICIARIES - The following beneficiary(ies) shall receive all benefits payable under the Plan in the event of my death in the proportions designated hereunder. If any one or more of the primary beneficiaries designated hereunder shall predecease me, such beneficiary's share(s) shall be divided equally among the remaining primary beneficiaries.

                             PROPORTIONATE
    NAME AND PRESENT           INTEREST OF       RELATIONSHIP
   ADDRESS OF PRIMARY           PRIMARY               TO
    BENEFICIARY(IES)        BENEFICIARY(IES)     PARTICIPANT

_______________________

_______________________        __________%      ______________

_______________________

_______________________        __________%      ______________

_______________________

_______________________        __________%      ______________

_______________________

_______________________        __________%      ______________

                                                Participant's Initials__________
                                                                  Date__________




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                                                                    SCHEDULE B-2

      SECONDARY BENEFICIARIES - The following beneficiary(ies) shall receive all benefits payable under the Plan in the event of my death in the proportions designated hereunder only if all of my Primary Beneficiaries have predeceased me. If all Primary Beneficiaries have predeceased me and if any one or more of the Secondary Beneficiaries designated hereunder shall predecease me, such Secondary Beneficiary's share(s) shall be divided equally among the Secondary Beneficiaries.

                             PROPORTIONATE
    NAME AND PRESENT           INTEREST OF       RELATIONSHIP
   ADDRESS OF SECONDARY         SECONDARY             TO
    BENEFICIARY(IES)        BENEFICIARY(IES)     PARTICIPANT

_______________________

_______________________        __________%      ______________

_______________________

_______________________        __________%      ______________

_______________________

_______________________        __________%      ______________

_______________________

_______________________        __________%      ______________

      ESTATE - In the event I have declined to designate a Beneficiary hereunder or if all of the Beneficiaries that I have designated predecease me, then all benefits payable under the Plan shall be payable to my Estate.

Date:__________

____________________________________        ____________________________________
Witness                                            Participant's Signature




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                                                                 SCHEDULE C 2006

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             DEFFERRED COMPENSATION PLAN FOR DIRECTORS (THE "PLAN")

                        INVESTMENT FUND ELECTION OPTIONS

I hereby select the rate of return for my total account, including any deferred amounts to be made in 2002, to be based upon the following investment fund election option (elections are made in multiples of 1% and must total 100%):

      1.  _____    An annual rate equal to the rate charged by JPMorgan Chase
                   Bank (formerly, The Chase Manhattan Bank, N.A.) on the first business day of each calendar quarter for prime commercial loans of 90 day maturity (based on actual number of days, 360 days to the year), plus 1/2 of 1%.
      2.  _____    An annual rate equal to the rate of return of the
                   Conservative Pre-Mixed Portfolio of this Corporation's
                   Thrift and Tax-Deferred Savings Plan (the "Thrift Plan").
      3.  _____    An annual rate equal to the rate of return of the Moderate
                   Pre-Mixed Portfolio of this Corporation's Thrift Plan.
      4.  _____    An annual rate equal to the rate of return of the Aggressive
                   Pre-Mixed Portfolio of this Corporation's Thrift Plan.
      5.  _____    An annual rate equal to the rate of return of the Large
                   Company Stock Index Fund of this Corporation's Thrift Plan.
      6.  _____    An annual rate equal to the rate of return on this
                   Corporation's Common Stock with dividends invested as of the last business day of each quarter and share price equal to the average of the high and low actual sale prices of the Common Stock on the New York Stock Exchange on the date the transaction is credited. Please check one of the following:
                   I wish my distribution from this Fund in:
                   Cash____  Stock____

TOTAL 100%

Note: This Schedule C is to make an initial Investment Fund Election or to change a current Investment Fund Election. If you have never made an election, your account will earn a rate of return based on the Prime Rate plus one half of one percent. If you have made an election, your investment election will apply to your existing account balance(s) and future deferrals and will remain in effect until changed by you in a subsequent year.

Investment options 2-6 are based on the experience of the stock market and there is the potential for losses as well as gains.

Changes cannot be made after December 31, 2005.

Such earnings credit shall be computed on the average daily balance in your Account during each calendar quarter, excluding any assets which have been distributed from your Account during such quarter, and shall be credited to your Account and compounded as provided for in the Plan.

_____________________________________       ________________________
SIGNATURE                                            DATE